UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 12, 2013

SPATIALIZER AUDIO LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

Commission file number 000-26460

Delaware	95-4484725
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

410 Park Avenue – 15th floor New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 231-8359

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.  Material Modification to Rights of Security Holders.

The disclosures set forth in Item 5.03 below are incorporated by reference into this Item 3.03. Copies of the Certificate of Correction and Certificates of Amendment referenced in Item 5.03 below that were filed with the Secretary of State of the State of Delaware are attached hereto as Exhibit 3.1, 3.2 and 3.3.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 12, 2013, Spatializer Audio Laboratories, Inc. (the “Company”) filed a Certificate of Correction with the Secretary of State of the State of Delaware to correct an inaccuracy or defect in a Certificate of Amendment to the Certificate of Incorporation of the Company which was filed with the Secretary of State of the State of Delaware on November 13, 2008. Said Amendment authorized a change in the number of shares of all classes of stock which the Company shall have authority to issue and was to authorize a reverse split of the Company’s Common Stock. The inaccuracy or defect of said Amendment is that the Amendment failed to include specific language as to a 1 for 10 reverse stock split which reverse split was effected by the Company on December 17, 2008. The Certificate of Correction filed on November 12, 2013 corrected Section 1 of Article IV of the Amendment by adding specific language as to the reverse split which occurred on December 17, 2008.

As noted in Item 3.03 above, a copy of the Certificate of Correction is attached hereto as Exhibits 3.1. In addition, as noted in Item 3.03 above, copies of the Certificates of Amendment filed with the Secretary of State of the State of Delaware on June 29, 2007 and November 13, 2008, which changed the total number of shares which the Company shall have authority to issue to 300,000,000 shares of Common Stock, par value $.01 per share, and 1,000,000 shares of Preferred Stock, par value $.01 per share, are attached hereto as Exhibits 3.2 and 3.3, respectively.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

3.1	Certificate of Correction filed with the Secretary of State of Delaware on November 12, 2013
3.2	Certificate of Amendment filed with the Secretary of State of Delaware on June 29, 2007
3.3	Certificate of Amendment filed with the Secretary of State of Delaware on November 13, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPATIALIZER AUDIO LABORATORIES, INC.
(Registrant)

Date: November 15, 2013	By:	/s/ Jay Gottlieb
Jay Gottlieb,
President